Exhibit 10.17

LIFE INSURANCE

ENDORSEMENT METHOD. SPLIT DOLLAR PLAN

AGREEMENT

Insurer:

Alexander Hamilton Life Insurance Company Security Life of Denver

Policy Number:

AH5058511

001078399

Bank:

Ameriana Bank of Indiana, FSB

Insured:

Tim Clark

Relationship of Insured to Bank:

Executive

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I. DEFINITIONS

Refer to the policy contract for the definition of all terms in this Agreement.

II. POLICY TITLE AND OWNERSHIP

Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash, values. Where the Bank and the Insured {or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds. as provided in this Agreement.

IV. PREMIUM PAYMENT METHOD

The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V. TAXABLE BENEFIT

Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI. DIVISION OF DEATH PROCEEDS

Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

A. Should the Insured be employed by the Bank, retired from the Bank, or terminated from the Bank due to disability at the time of his or her death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion. is the total proceeds less the cash value of the policy.

B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in Subparagraph VI (A) hereinabove that corresponds to the number of full years the insured has been employed with the Bank from the date of this Agreement:

Total Years

of Employment

with the Bank

Vested

0-4

0%

5 or more

5% per year

(to a maximum of 100%)

C. The Bank shall be entitled to the remainder of such proceeds.

D. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest. 2

VII. DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

The Bank shall at all times be entitled to an amount equal to the policy’s cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

In the event the policy involves an endowment or annuity element, the Bank’s right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy’s cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX. TERMINATION OF AGREEMENT

This Agreement shall, terminate upon the. occurrence of any one of the following:

1. The Insured shall leave the employment of the Bank (voluntarily or involuntarily) prior to five (5) full years of employment with the Bank from the date of this Agreement, or

2. The Insured shall be discharged from employment with the Bank for cause. A termination for “cause” shall include termination because of the Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to .. perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. or material breach of any provision of this Agreement.

Upon such termination, the Insured (or assignee) shall have a forty-five (45) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

1. The Bank’s share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment. 3

If, within said forty-five (45) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment,. or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured’s rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X. INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS

The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI. AGREEMENT BINDING UPON THE PARTIES

This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

Ameriana Bank of Indiana, FSB is hereby designated the “Named Fiduciary” until resignation or removal by the Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII. FUNDING POLICY

The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XIV. CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary. 4

In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry, to the Insurer. All objections to the Insurer’s actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XV. GENDER

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply!

XVI. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement: Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

Executed at New Castle, Indiana this 6th day of May, 1999.

AMERIANA BANK OF

INDIANA, FSB

New Castle, Indiana

/s/ Dawna K. Littrell

By:

/s/ Harry J. Benlen

Witness

Title

President

/s/ Richard E. Welling

/s/ Tim Clark

Witness

Tim Clark 5

AMENDMENT

TO THE LIFE INSURANCE ENDORSEMENT

METHOD SPLIT DOLLAR PLAN AGREEMENT

This Amendment, made and entered into this 21th day of January, -2002, by and between Ameriana Bank and Trust, a Bank organized and existing under the laws of the State of Indiana, hereinafter referred to as the “Bank”, and Timothy G. Clark, a Key Employee the Bank, hereinafter referred to as the “Executive”, shall effectively amend the Life Insurance Endorsement Method Split Dollar Plan Agreement as specifically set forth herein. The following Agreement shall be amended as follows:

1.) To delete the Alexander Hamilton Life Insurance policy entirely and replace with the following:

Insurer:

Union Central

MassMutual

Policy Number:

U200001282

0044280

This Amendment shall be effective the 20th day of September, 2001.

To the extent that any paragraph, term, or provision of the Life Insurance Endorsement Method Split Dollar Plan Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement,

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

Ameriana Bank and Trust

New Castle, IN

/s/ Dawna K. Littrell

By:

/s/ Harry J. Benlen

Witness

Title

President

/s/ Richard E. Welling

/s/ Timothy G. Clark

Witness

Timothy G. Clark 1

SECOND AMENDMENT

TO THE LIFE INSURANCE ENDORSEMENT METHOD SPLIT

DOLLAR AGREEMENT

This Amendment, made and entered, into this 15th day of April, 2004, by and between Ameriana Bank & Trust, a-Bank organized and existing under the laws of the state of Indiana, hereinafter referred to as the, “Bank”,, and Timothy G. Clark, a Key Employee and Executive of the Bank, hereinafter referred to as the, “Executive”, shall effectively amend the Life Insurance Endorsement Method Split Dollar Agreement as follows:

1 Life Insurance Endorsement Method Split Dollar Plan Agreement The Union Central “Insurer” and “Policy Number” shall be deleted from page one (1) and replaced with the following:

Insurer:

Lincoln Benefit Life Company

Policy Number:

01N1179008

This Amendment shall be effective the 30* day of January, 2004. To the extent that any paragraph, term, or provision of said agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreements.

. IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

Ameriana Bank and Trust

New Castle, IN

/s/ Nancy A. Rogen

/s/ R. Scott Hayes

/s/ Timothy G. Clark

/s/ Harry J. Benlen

By:

Witness

Title

Witness

Timothy G. Clark